UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2024

Invesco Galaxy Bitcoin ETF

(Exact name of registrant as specified in its charter)

Delaware	333-255175	88-6155978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60505
(Address of principal executive offices)	(Zip Code)

800-983-0903

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Titles of Each Class	Trading Symbol	Name of exchange on which registered
Common Shares of Beneficial Interest	BTCO	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

On January 29, 2024, Invesco Ltd, in partnership with Galaxy Asset Management, issued a press release announcing that, effective January 29, 2024, the annualized rate of the fee payable by Invesco Galaxy Bitcoin ETF (the “Fund”) to Invesco Capital Management, LLC (the “Sponsor”), under the Second Amended and Restated Declaration of Trust (the “Sponsor Fee”), will be permanently reduced from 0.39% of the Fund’s total net assets to 0.25% of the Fund’s total net assets. This fee reduction does not affect the Sponsor’s intention to waiver the entire Sponsor Fee on the first $5 billion of Trust assets for the 6-month period that commenced on January 11, 2024, the day the Trust’s Shares were initially listed on the Cboe BZX.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Invesco and Galaxy drop the Sponsor Fee on Invesco Galaxy Bitcoin ETF (BTCO) press release of Invesco Galaxy Bitcoin ETF, dated as of January 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO GALAXY BITCOIN ETF

Invesco Capital Management LLC, as Sponsor of the Trust

By:	/s/ Adam Henkel
Name:	Adam Henkel
Title:	Secretary and Head of Legal, US ETFs

Date: January 29, 2024